EXHIBIT 5.1

                  OPINION OF WHITEFORD, TAYLOR & PRESTON L.L.P.
                               (INCLUDES CONSENT)


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                           WHITEFORD, TAYLOR & PRESTON
                                     L.L.P.

                             Seven Saint Paul Street
                            Baltimore, MD 21202-1626
                                 (410) 347-8700
                               FAX (410) 347-9414
                                 www.wtplaw.com

                                  August 22, 2001
Board of Directors
Essex Corporation
9150 Guilford Road
Columbia, MD 21046

                  Re:      Registration Statement on Form S-2
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Essex Corporation, a Virginia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 785,000 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), to be sold by the selling shareholders named in the Registration Statement. In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

         Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable. The opinion set forth above is limited to the Virginia Stock Corporation Act, as amended, the applicable provisions of the Virginia Constitution, and reported judicial decisions interpreting these laws.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act and the rules or regulations of the Commission  thereunder.

                                    Very truly yours,

                                    /s/ Whiteford, Taylor & Preston L.L.P.